Exhibit 99.1

DoubleVerify Announces Second Quarter 2021 Financial Results

Revenue Increased 44% Year-over Year to $76.5 Million, driven by Growth in Programmatic, CTV, Social and International Revenue

Advertiser Programmatic Revenue Increased 57% to $37.9 Million

Full-Year 2021 Revenue Outlook Raised

NEW YORK – July 29, 2021 – DoubleVerify (“DV”) (NYSE: DV), a leading software platform for digital media measurement, data and analytics, today announced financial results for the second quarter ended June 30, 2021.

“We delivered an outstanding second quarter fueled by record Programmatic Revenue as advertisers adopted our industry-leading Authentic Brand Safety solution on Google’s DV360 and additional programmatic buying platforms,” said Mark Zagorski, CEO of DoubleVerify. “Product innovation success, industry-leading accreditations in fast-growing sectors such as CTV and Social, and continued investments in enhancing our international footprint have yielded new enterprise client wins and meaningful expansion opportunities within our existing blue-chip customer base. Our ongoing product and market leadership combined with digital advertising spend tailwinds, make us optimistic about our growth prospects for the rest of the year and beyond.”

Second Quarter 2021 Financial Highlights:

(All comparisons are to the second quarter of 2020)

●	Total revenue of $76.5 million, an increase of 44%.
●	Advertiser Direct revenue of $31.7 million, an increase of 34%.
o	Media Transactions Measured (“MTM”) for Social increased by 100% and for CTV increased by 89%.
o	APAC revenue increased by 73%.
o	EMEA revenue increased by 62%.
●	Advertiser Programmatic revenue of $37.9 million, an increase of 57%.
●	Supply-Side revenue of $7.0 million, an increase of 35%.
●	Net loss of $12.6 million due to $18.9 million of one-time IPO transaction costs, and a decrease in diluted earnings per share to $(0.08).
●	Adjusted EBITDA of $21.2 million, an increase of 35% while the Company continues to invest in global operations, including product and engineering, to continue to drive long-term growth.

Second Quarter and Recent 2021 Business Highlights:

●	Grew premium-priced Authentic Brand Safety revenues by 112% year-over-year in the second quarter driven by wide adoption on Google’s DV360 and a second-quarter launch on other programmatic buying platforms including Adform, Quantcast and Pulsepoint.
●	Doubled the number of weekly advertisers using DV Custom Contextual™ in the second quarter compared to the first quarter of 2021 as our privacy-safe, cookie-free targeting solution was made available to programmatic advertisers through leading DSPs, including The Trade Desk, MediaMath, Adform, Amazon, Verizon Media and Xandr.
●	Won global business at new enterprise clients including Diageo, BMW, Philip Morris International, Grupo Bimbo, and Bumble.
●	Won new enterprise clients in the Americas including Progressive, Target, Zaxby’s, CarGurus and Truist.
●	Launched an app-level CTV brand suitability solution offering wide coverage across all CTV platforms, apps and devices.
●	Extended Media Rating Council (MRC) accreditation of CTV capabilities to include DV Video Filtering, a component of DV’s Video Complete CTV Solution, in addition to Fully-On Screen metrics and CTV IVT (invalid traffic) accreditation.
●	Launched TikTok open beta in 14 markets, including viewability and fraud measurement and protection.
●	First in the industry to be awarded three privacy certification seals from TrustArc, aligning DV’s data protection mechanisms with core international data protection principles and standards.

“We achieved 44% total revenue growth and continued to achieve over 95% gross revenue retention in the second quarter. Our solid second quarter EBITDA margins of 28% reflect ongoing strategic investments that will help accelerate our product development roadmap and enhance our expansion in international markets, where we are steadily growing our market share,” said Nicola Allais, CFO of DoubleVerify. “Our revenue growth expectations for the second half of the year are driven by a positive outlook for the fourth quarter, which tends to benefit from seasonally higher spending on advertising campaigns. In addition to delivering performance that exhibits the high growth and high profitability ‘rule of 60’, our debt-free balance sheet and quarter-end cash position of $330 million dollars provides us the financial flexibility to elevate our long-term growth profile and capture a greater share of a large and growing market opportunity.”

Third Quarter and Full-Year 2021 Guidance:

DoubleVerify anticipates Revenue and Adjusted EBITDA to be in the following ranges:

Third quarter 2021:

●	Revenue of $81 to $83 million, a year-over-year increase of 34% at the midpoint.
●	Adjusted EBITDA in the range of $22 to $24 million, a year-over-year improvement of 59% at the midpoint.

Full year 2021:

●	Revenue of $325 to $330 million, a year-over-year increase of 34% at the midpoint, higher than the previous guidance range of $322 to $326 million provided on May 25, 2021.
●	Adjusted EBITDA in the range of $103 to $105 million, a year-over-year increase of 42% at the midpoint, unchanged from the previous guidance range provided on May 25, 2021.

With respect to the Company’s expectations under "Third Quarter and Full Year 2021 Guidance" above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income (loss) in this press release because the Company does not provide guidance for stock-based compensation expense, depreciation and amortization expense, acquisition-related costs, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income (loss). In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call and Webcast Information

DoubleVerify will host a conference call and live webcast to discuss its second quarter 2021 financial results at 4:30 p.m. Eastern Time today, July 29, 2021. To access the conference call, dial (877) 841-2987 for the U.S. or Canada, or (215) 268-9878 for international callers and provide conference ID 13721124. The webcast will be available live on the Investors section of the Company’s website at https://ir.doubleverify.com/. In addition, an archived webcast will be available approximately two hours after the conclusion of the live event.

Key Business Terms

Advertiser Direct revenue is generated from the verification and measurement of advertising impressions that are directly purchased on digital media properties, including publishers and social media platforms.

Advertiser Programmatic revenue is generated from the evaluation, verification and measurement of advertising impressions purchased through programmatic demand-side platforms.

Supply-Side revenue is generated from platforms and publisher partners who use DoubleVerify’s data analytics to evaluate, verify and measure their advertising inventory.

Gross Revenue Retention Rate is the total prior period revenue earned from advertiser customers, less the portion of prior period revenue attributable to lost advertiser customers, divided by the total prior period revenue from advertiser customers.

Media Transactions Measured (MTM) is the volume of media transactions that DoubleVerify’s software platform measures.

Measured Transaction Fee (MTF) is the fixed fee DoubleVerify charges per Media Transaction Measured.

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of	As of
(in thousands, except per share data)	June 30, 2021	December 31, 2020
Assets:
Current assets
Cash and cash equivalents	$330,355	$33,354
Trade receivables, net of allowances for doubtful accounts of $6,889 and $7,049 as of June 30, 2021 and December 31, 2020 respectively	85,555	94,677
Prepaid expenses and other current assets	14,106	13,904
Total current assets	430,016	141,935
Property, plant and equipment, net	17,572	18,107
Goodwill	227,349	227,349
Intangible assets, net	112,780	121,710
Deferred tax assets	82	82
Other non-current assets	2,303	2,151
Total assets	$790,102	$511,334
Liabilities and Stockholders' Equity:
Current liabilities
Trade payables	$4,122	$3,495
Accrued expense	25,460	25,419
Income tax liabilities	670	1,277
Current portion of capital lease obligations	2,021	1,515
Contingent considerations current	1,717	1,198
Other current liabilities	2,101	1,116
Total current liabilities	36,091	34,020
Long-term debt	—	22,000
Capital lease obligations	3,618	3,447
Deferred tax liabilities	28,243	31,418
Other non-current liabilities	2,734	3,292
Contingent considerations non-current	—	462
Total liabilities	$70,686	$94,639
Commitments and contingencies (Note 13)
Stockholders’ equity
Common stock, $0.001 par value, 1,000,000 shares authorized, 157,768 shares issued and outstanding as of June 30, 2021; 700,000 shares authorized, 140,222 shares issued and 125,074 shares outstanding as of December 31, 2020	158	140
Preferred stock, $0.01 par value, 100,000 shares authorized and zero shares issued and outstanding as of June 30, 2021 and 61,006 shares authorized, issued, and outstanding as of December 31, 2020. Liquidation preference: $350,000 as of December 31, 2020	—	610
Additional paid-in capital	670,674	620,679
Treasury stock, at cost, zero shares and 15,146 shares as of June 30, 2021 and December 31, 2020, respectively	—	(260,686)
Retained earnings	48,017	54,941
Accumulated other comprehensive income, net of income taxes	567	1,011
Total stockholders’ equity	719,416	416,695
Total liabilities and stockholders' equity	$790,102	$511,334

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2021	2020	2021	2020
Revenue	$76,524	$53,020	$144,110	$104,239
Cost of revenue (exclusive of depreciation and amortization shown separately below)	12,291	7,655	22,494	14,965
Product development	15,120	10,906	29,299	21,237
Sales, marketing and customer support	19,580	12,833	35,114	25,152
General and administrative	32,017	8,262	43,852	18,958
Depreciation and amortization	7,440	6,146	14,497	12,080
(Loss) income from operations	(9,924)	7,218	(1,146)	11,847
Interest expense	297	936	687	2,100
Other expense (income), net	49	198	—	(122)
(Loss) income before income taxes	(10,270)	6,084	(1,833)	9,869
Income tax expense	2,298	2,006	5,091	3,351
Net (loss) income	$(12,568)	$4,078	$(6,924)	$6,518
(Loss) earnings per share:
Basic	$(0.08)	$0.03	$(0.05)	$0.05
Diluted	$(0.08)	$0.03	$(0.05)	$0.04
Weighted-average common stock outstanding:
Basic	149,596	139,756	137,355	139,748
Diluted	149,596	146,541	137,355	146,927
Comprehensive (loss) income:
Net (loss) income	$(12,568)	$4,078	$(6,924)	$6,518
Other comprehensive (loss) income:
Foreign currency cumulative translation adjustment	355	231	(444)	78
Total comprehensive (loss) income	$(12,213)	$4,309	$(7,368)	$6,596

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)

									Accumulated
									Other
									Comprehensive
							Additional		Income (Loss)	Total
	Common Stock		Preferred Stock		Treasury Stock		Paid-in	Retained	Net of	Stockholders’
(in thousands)	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Income Taxes	Equity
Balance as of January 1, 2021	140,222	$140	61,006	$610	15,146	$(260,686)	$620,679	$54,941	$1,011	$416,695
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(799)	(799)
Stock-based compensation expense	—	—	—	—	—	—	2,538	—	—	2,538
Common stock issued upon exercise of stock options	180	—	—	—	—	—	538	—	—	538
Net income	—	—	—	—	—	—	—	5,644	—	5,644
Balance as of March 31, 2021	140,402	$140	61,006	$610	15,146	$(260,686)	$623,755	$60,585	$212	$424,616
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	355	355
Stock-based compensation expense	—	—	—	—	—	—	4,714	—	—	4,714
Common stock issued upon exercise of stock options	871	2	—	—	—	—	2,907	—	—	2,909
RSU vested	217	—	—	—	—	—	—	—	—	—
Conversion of Series A preferred stock to common stock in connection with initial public offering	5,190	5	(61,006)	(610)	(15,146)	260,686	(260,081)	—	—	—
Issuance of common stock in connection with initial public offering	9,977	10	—	—	—	—	269,380	—	—	269,390
Issuance of common stock in connection with the private placement concurrent with the initial public offering	1,111	1	—	—	—	—	29,999	—	—	30,000
Net loss	—	—	—	—	—	—	—	(12,568)	—	(12,568)
Balance as of June 30, 2021	157,768	$158	—	$—	—	$—	$670,674	$48,017	$567	$719,416

Balance as of January 1, 2020	139,721	$140	—	$—	—	$—	$283,457	$34,488	$(67)	$318,018
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(153)	(153)
Stock-based compensation expense	—	—	—	—	—	—	802	—	—	802
Common stock issued upon exercise of stock options	32	—	—	—	—	—	70	—	—	70
Net income	—	—	—	—	—	—	—	2,440	—	2,440
Balance as of March 31, 2020	139,753	$140	—	$—	—	$—	$284,329	$36,928	$(220)	$321,177
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	231	231
Stock-based compensation	—	—	—	—	—	—	1,140	—	—	1,140
Common stock issued upon exercise of stock options	58	—	—	—	—	—	51	—	—	51
Net income	—	—	—	—	—	—	—	4,078	—	4,078
Balance as of June 30, 2020	139,811	$140	—	$—	—	$—	$285,520	$41,006	$11	$326,677

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended
	June 30,
(in thousands)	2021	2020
Operating activities:
Net (loss) income	$(6,924)	$6,518
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Bad debt expense	199	1,748
Depreciation and amortization expense	14,496	12,080
Amortization of debt issuance costs	147	142
Accretion of acquisition liabilities	—	36
Deferred taxes	(3,175)	(3,096)
Stock-based compensation expense	7,252	1,942
Interest expense (income)	9	(42)
Change in fair value of contingent consideration	57	(899)
Offering costs	21,801	1,058
Other	62	621
Changes in operating assets and liabilities net of effect of business combinations
Trade receivables	8,518	(47)
Prepaid expenses and other current assets	(284)	855
Other non-current assets	(299)	3
Trade payables and other liabilities	541	2,057
Accrued expenses	121	(2,978)
Other current liabilities	827	(2,680)
Other non-current liabilities	(1,120)	148
Net cash provided by operating activities	42,228	17,466
Investing activities:
Purchase of property, plant and equipment	(3,513)	(4,562)
Net cash (used in) investing activities	(3,513)	(4,562)
Financing activities:
Payments of long-term debt	(22,000)	(189)
Deferred payment related to Leiki acquisition	—	(2,033)
Deferred payment related to Zentrick acquisition	(50)	(50)
Payment of contingent consideration related to Zentrick acquisition	—	(601)
Proceeds from common stock issued upon exercise of stock options	3,447	121
Proceeds from issuance of common stock upon initial public offering	269,390	—
Proceeds from issuance of common stock in connection with concurrent private placement	30,000	—
Payments related to offering costs	(21,708)	(1,107)
Capital lease payments	(804)	(874)
Net cash provided by (used in) financing activities	258,275	(4,733)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	13	(80)
Net increase in cash, cash equivalents, and restricted cash	297,003	8,091
Cash, cash equivalents, and restricted cash - Beginning of period	33,395	11,342
Cash, cash equivalents, and restricted cash - End of period	$330,398	$19,433

Cash and cash equivalents	330,355	19,038
Restricted cash (included in prepaid expenses and other current assets on the Condensed Consolidated Balance Sheets)	43	395
Total cash and cash equivalents and restricted cash	$330,398	$19,433
Supplemental cash flow information:
Cash paid for taxes	3,305	7,777
Cash paid for interest	525	1,654
Non-cash investing and financing activities:
Conversion of Series A preferred stock to common stock in connection with the initial public offering	610	—
Treasury stock reissued upon the conversion of Series A preferred stock to common stock	260,686	—
Acquisition of equipment under capital lease	1,518	973
Capital assets financed by accounts payable	—	76
Offering costs included in accounts payable and accrued expense	89	100

Comparison of the Three and Six Months Ended June 30, 2021 and June 30, 2020

Revenue

	Three Months Ended June 30,		Change	Change	Six Months Ended June 30,		Change	Change
	2021	2020	$	%	2021	2020	$	%

	(In Thousands)				(In Thousands)
Revenue by customer type:
Advertiser - direct	$31,662	$23,707	$7,955	34%	$59,203	$45,894	$13,309	29%
Advertiser - programmatic	37,880	24,128	13,752	57	71,792	47,979	23,813	50
Supply-side customer	6,982	5,185	1,797	35	13,115	10,366	2,749	27
Total revenue	$76,524	$53,020	$23,504	44%	$144,110	$104,239	$39,871	38%

Adjusted EBITDA

In addition to our results determined in accordance with GAAP, we believe that certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA Margin, are useful in evaluating our business. A metric similar to Adjusted EBITDA is used in certain calculations under our New Revolving Credit Facility. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(In Thousands)		(In Thousands)
Net (loss) income	$(12,568)	$4,078	$(6,924)	$6,518
Net (loss) income margin	(16)%	8%	(5)%	6%
Depreciation and amortization	7,440	6,146	14,497	12,080
Stock-based compensation	4,714	1,140	7,252	1,942
Interest expense	297	936	687	2,100
Income tax expense	2,298	2,006	5,091	3,351
M&A costs (a)	67	8	49	223
Offering costs and IPO readiness costs (b)	18,886	585	22,147	2,227
Other costs (c)	—	561	109	2,724
Other expense (income) (d)	49	198	—	(122)
Adjusted EBITDA	$21,183	$15,658	$42,908	$31,043
Adjusted EBITDA margin	28%	30%	30%	30%

(a)	M&A costs for the three and six months ended June 30, 2021 consist of reductions to deferred compensation liabilities related to acquisitions. M&A costs for the three and six months ended June 30, 2020 consist of third-party costs and deferred compensation costs related to acquisitions.
(b)	Offering costs and IPO readiness costs for the three and six months ended June 30, 2021 and 2020 consist of third-party costs incurred in preparation and completion for our IPO.
(c)	Other costs for the three and six months ended June 30, 2021 consist of reimbursements paid to Providence. For the three and six months ended June 30, 2020, other costs include reimbursements paid to Providence as well as costs related to the departure of our former Chief

Executive Officer, and third-party costs incurred in response to investigating and remediating certain IT/cybersecurity matters that occurred in March 2020.
(d)	Other expense (income) consists of interest income, change in fair value associated with contingent considerations, and the impact of foreign currency transaction gains and losses associated with monetary assets and liabilities.

We use Adjusted EBITDA and Adjusted EBITDA Margin as measures of operational efficiency to understand and evaluate our core business operations. We believe that these non-GAAP financial measures are useful to investors for period to period comparisons of our core business and for understanding and evaluating trends in our operating results on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

●	they do not reflect changes in, or cash requirements for, our working capital needs;
●	Adjusted EBITDA does not reflect our capital expenditures or future requirements for capital expenditures or contractual commitments;
●	they do not reflect income tax expense or the cash requirements to pay income taxes;
●	they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt; and
●	although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our GAAP results and using the non-GAAP financial measures only supplementally.

Total stock-based compensation expense recorded in the Condensed Consolidated Statements of Operations and Comprehensive Income as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2021	2020	2021	2020
Product development	436	152	$714	$253
Sales, marketing and customer support	1,696	392	2,320	564
General and administrative	2,582	596	4,218	1,125
Total stock-based compensation	$4,714	$1,140	$7,252	$1,942

Forward-Looking Statements

This press release includes “forward-looking statements,” including with respect to the initial public offering. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About DoubleVerify

DoubleVerify is a leading software platform for digital media measurement and analytics. Our mission is to make the digital advertising ecosystem stronger, safer and more secure, thereby preserving the fair value exchange between buyers and sellers of digital media. Hundreds of Fortune 500 advertisers employ our unbiased data and analytics to drive campaign quality and effectiveness, and to maximize return on their digital advertising investments – globally.

Media Contact

Chris Harihar

Crenshaw Communications

646-535-9475

chris@crenshawcomm.com

Investor Relations

Tejal Engman

DoubleVerify

IR@doubleverify.com